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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT


This Agreement became effective on the first day of July, 2000 between Webridge, Inc. ("Company"), an Oregon corporation, and Robert Dunne ("Employee"). In consideration of the mutual promises set forth herein, the parties agreed as follows:

1. Fixed Term. Company agrees to employ Employee as its Vice President of Sales for a period of one year from the effective date of this Agreement unless earlier terminated pursuant to Section 9.

2. Duties. Employee accepts employment with Company on the terms and conditions set forth in this Agreement and agrees to devote his full time and attention (reasonable periods of illness excepted) to the performance of his duties under this Agreement. In general, such duties shall consist of seeking new sales opportunities, assisting in closing sales and recruiting and managing the North American sales force. Employee shall perform such specific additional duties and shall exercise such specific authority as may be assigned to Employee from time to time by the Management of Company. Employee further agrees that in all aspects of such employment Employee shall comply with the policies, standards and rules of Company established from time to time and shall perform his duties faithfully, intelligently and to the best of his ability and in the best interest of Company. The devotion of reasonable periods of time by Employee for personal purposes or charitable activities shall not be deemed a breach of this Agreement provided that such purposes or activities do not materially interfere with the services required to be rendered to or on behalf of Company.

3. Evaluation and Improved Performance. Company may conduct periodic evaluations of the performance of Employee. Company may, at its sole discretion, initiate a plan to improve areas of performance of Employee that are, in the opinion of Company, insufficient or requiring change.

4.     Remuneration.

       (a) Base Compensation. Employee shall be paid the base salary of $200,000 for the term of this Agreement, payable pursuant to Company's normal payroll practices.

       (b) Incentive Compensation. In addition, Employee may be eligible upon reaching specified sales goals and benchmarks for incentive compensation as detailed in the Vice President of Sales Compensation Plan, attached as Exhibit A. Notwithstanding the terns of the Vice President of Sales Compensation Plan, Employee is also eligible for the following incentive advances arid guarantees:



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              (i)    Subject to the terms of this Agreement, Employee is
                     guaranteed incentive compensation of at least $100,000 for the term of the Agreement. Employee shall be entitled to retain this guaranteed amount regardless of whether he meets the specified sales goals and benchmarks for the time period covered by the Agreement. The guaranteed incentive compensation is payable in monthly installments of $8,333.34.

              (ii) Employee may also be eligible for additional quarterly advances as detailed in the Vice President of Sales Compensation Plan, to the extent that they exceed payments under (i) above.

              (iii) If at any point during the term of this Agreement, the cumulative amounts paid to Employee as guaranteed incentive and/or additional incentives paid under the Vice President of Sales Compensation Plan exceed the guaranteed cumulative monthly installments in section (i), the amount in excess of the guaranteed payment will be offset against future installments paid pursuant to section (i). The monthly guaranteed incentive payments will cease until their accumulated amount equals the excess incentive already paid.

              (iv) If this Agreement is terminated pursuant to Section 9, the guaranteed incentive compensation payments will also be terminated, subject to the severance provisions detailed therein.

              (v) Notwithstanding the terms of the Vice President of Sales Compensation Plan, if this Agreement is terminated between January 1, 2001 and June 30, 2001, Employee will not be eligible for additional incentive compensation, in excess of guaranteed amounts paid under (i), pursuant to the terms of the Vice President of Sales Compensation Plan.

5. Employee Benefit Plans. If otherwise eligible, Employee shall have the right to enroll and participate in any of Company's employee benefit plans from time to time established by Company for the benefit of its employees generally. The cost to Employee of these plans shall be consistent with the terms of the plans. Except as detailed herein, this Agreement shall have' no affect on any other benefit plans for which Employee may be eligible.

6. Confidential Information and Non-Disclosure. Employee understands that during his employment with Company, he will have access to and may develop confidential information that is a valuable asset to Company. Such information may include, but is not limited to, customer lists, marketing data, marketing and distribution techniques, product lists, product specifications, financial information and other information related to Company and its customers. Employee will also have access to confidential



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       personnel information such as rates of compensation and performance evaluations. Employee recognizes Company's trust in giving him access to this information and will not, during his employment or thereafter, use or disclose such information for or to any other person, corporation or entity. The only exceptions to these restrictions are when the use and/or disclosure occurs in the proper course of Employee's duties for Company or when Employee has received prior written consent of Company.

7. Nonsolicitation. During the term of this Agreement and for a period of six (6) months thereafter, Employee will not, directly or indirectly, solicit, divert or appropriate (or attempt to solicit, divert or appropriate) to or for himself or any other company or business organization, any person or entity that was a customer or prospective customer of Company during such nonsolicitation period. During the term of this Agreement and for a period of one (1) year thereafter, Employee will not directly or indirectly solicit, divert or hire away (or attempt to solicit, divert or hire away) to or for himself or any such other company or business organization, any employee of Company, whether such employee is a full-time or temporary employee, whether such employment is pursuant to a written or oral agreement, and whether such employment is for a determined period or is at will.

8. Employee's Status. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that Company shall continue to employ Employee, or shall affect in any way the right of Company to terminate the employment of Employee at any time and for any reason whatsoever, subject to the terms of this Agreement. Employee acknowledges and agrees that Employee's employment is at will and that Employee's employment and compensation can be terminated at any time and for any reason at the option of either Employee or Company, subject to the terms of this Agreement.

9. Termination by Company without Cause or by Employee. Should either party terminate this Agreement at will prior to the end of the Term, then:

       (a) In the event that Company exercises its right to terminate this Agreement without just cause at any time during the term of this Agreement, Employee shall be entitled to receive the following amount as severance pay if and only if Employee agrees to and signs a Waiver and Release of all claims: the difference between $300,000, less applicable withholding, and the amount Employee has been compensated under this Agreement up to the date of termination.

       (b) If Employee terminates this Agreement during the Term, Company's obligation to provide compensation to Employee for the balance of the Term shall cease.

10. Termination by Company for Cause. Notwithstanding any provision contained herein to the contrary, Company may terminate this Agreement immediately for cause which



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       shall include, but not be limited to, serious acts of dishonesty or moral turpitude by Employee, material breach of any provision of thus Agreement or any other conduct by Employee that significantly negatively impacts Company. Cause shall also include significant failure of Employee to effectively administer the sales of Company, provided that Company shall make this determination only after having given Employee full opportunity for hearing and presentation of all facts and circumstances regarding the failure to perform. Cause does not include the failure of Employee to meet established sales goals and benchmarks.

       Unless prohibited by applicable law, this Agreement may be terminated if Employee suffers a permanent disability. For purposes of this Agreement, "permanent disability" shall be defined as Employee's inability due to illness, accident or other cause to perform the majority of Employee's usual duties for a period of three months or more despite reasonable accommodation by Company. In the event of Employee's death, this Agreement shall automatically terminate and any interests Employee may have under the provisions of this Agreement shall be payable to Employee's estate inclusive of all salary and/or benefits provided herein as if Employee terminated his employment as provided in Section 9.

11. Amendment. This Agreement may only be amended by further written agreement executed and delivered by both parties.

12. Waiver. Except as otherwise provided, no waiver or consent by a party of or to any breach or default by any other party shall be effective unless evidenced in writing, executed and delivered by the parties so waiving or consenting, and no waiver or consent effectively given as aforesaid shall operate as a waiver of or consent to any further or other breach or default in relation to the same or any other provision of this Agreement.

13. Entire Agreement. This Agreement constitutes the entire understanding of the parties with regard to all matters addressed herein and supercedes all previous documents exchanged between the parties.

14. Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted.

15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon.

16. Nonassignability. This agreement shall not be assignable by either party without the prior written consent of the other party.



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       IN WITNESS WHEREOF, the parties have executed this agreement on the date below indicated.

        DATED this 1st day of August, 2000.


                                            DAVID L. BRINKER
                                            ------------------------------------
                                            Webridge, Inc.
                                            By:  David L. Brinker


                                            ROBERT DUNNE
                                            ------------------------------------
                                            Robert Dunne



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